Exhibit 10.15

Execution Version

GRANT OF

SECURITY INTEREST IN TRADEMARK RIGHTS

This GRANT OF SECURITY INTEREST IN TRADEMARK RIGHTS (this “Agreement”), dated as of December 18, 2013, is made by The Brickman Group Ltd. LLC, a Delaware limited liability company (the “Grantor”), in favor of Morgan Stanley Senior Funding, Inc., as collateral agent (in such capacity, the “Agent”) for the several banks and other financial institutions (the “Lenders”) from time to time parties to the First Lien Credit Agreement, dated as of December 18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Garden Acquisition Holdings, Inc., a Delaware corporation (“Holdings”), Garden Merger Sub, LLC, a Delaware limited liability company (“MergerSub”), The Brickman Group Ltd. LLC, a Delaware limited liability company (the “Company”), the Lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as the Administrative Agent, the Collateral Agent, a Letter of Credit Issuer and the Swingline Lender.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make loans to the Borrower, the Swingline Lender to make the Swingline Loans to the Borrower and the Letter of Credit Issuers have agreed to issue Letters of Credit for the account of Holdings, the Borrower and the Restricted Subsidiaries upon the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the Credit Agreement, each Grantor and any Subsidiaries that become a party thereto, have executed and delivered a First Lien Security Agreement, dated as of December 18, 2013 in favor of the Agent (together with all amendments and modifications, if any, from time to time thereafter made thereto, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, Grantor has pledged and granted to the Agent for the benefit of the Agent and the Secured Parties continuing security interest in all Intellectual Property, including the Trademarks, that is not Excluded Property; and

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to make loans and the Swingline Lender to make the Swingline Loans and the Letter of Credit Issuer to issue Letters of Credit for the account of Holdings, the Borrower and the Restricted Subsidiaries (other than the Borrower), and to induce one or more Lenders or Affiliates of Lenders to enter into Secured Cash Management Agreements or Secured Hedge Agreements with Holdings and/or its Subsidiaries, Grantor agrees, for the benefit of the Agent and the Secured Parties, as follows:

1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the Security Agreement.

2. Grant of Security Interest. Grantor hereby grants a security interest in all of Grantor’s right, title and interest in, to and under the Trademarks that are not Excluded Property (including, without limitation, those items listed on Schedule A hereto), including the goodwill associated with such Trademarks and the right to receive all Proceeds therefrom (collectively, the “Collateral”), to the Agent for the benefit of the Secured Parties as collateral security for payment and performance when due of the Obligations; provided that, applications in the United States Patent and Trademark Office to register trademarks or service marks on the basis of Grantor’s “intent to use” such trademarks or service marks will not be deemed to be Collateral unless and until an amendment to allege use or a statement of use has been filed and accepted by the United States Patent and Trademark Office, whereupon such application shall be automatically subject to the security interest granted herein and deemed to be included in the Collateral.

3. Purpose. This Agreement has been executed and delivered by Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. The security interest granted hereby has been granted to the Secured Parties in connection with the Security Agreement and is expressly subject to the terms and conditions thereof. The Security Agreement (and all rights and remedies of the Secured Parties thereunder) shall remain in full force and effect in accordance with its terms.

4. Acknowledgment. Grantor does hereby further acknowledge and affirm that the rights and remedies of the Secured Parties with respect to the security interest in the Collateral granted hereby are more fully set forth in the Credit Agreement and the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

5. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

6. Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

THE BRICKMAN GROUP LTD. LLC, as the Grantor

By:	/s/ Mark Hjelle
Name: Mark Hjelle
Title: President

[Grant of Security Interest in Trademark Rights]

MORGAN STANLEY SENIOR FUNDING, INC. as the Collateral Agent

By:	/s/ Nicholas Romig
Name: Nicholas Romig
Title: Authorized Signatory

[Grant of Security Interest in Trademark Rights]

SCHEDULE A

U.S. Trademark Registrations and Applications

OWNER	APPLICATION NUMBER	REGISTRATION NUMBER	TRADEMARK
The Brickman Group Ltd. LLC	77783743	3884828

The Brickman Group Ltd. LLC	73282565	1185255

The Brickman Group Ltd. LLC	77783752	3884829	ENHANCING THE AMERICAN LANDSCAPE SINCE 1939

The Brickman Group Ltd. LLC	77902638	4013144	PLANT FRIENDLY. PLANET FRIENDLY.

The Brickman Group Ltd. LLC	76314044	2653978	THE BRICKMAN GROUP, LTD.

The Brickman Group Ltd. LLC	75857366	2672583

The Brickman Group Ltd. LLC	76481498	2824655

The Brickman Group Ltd. LLC	76481497	2794268	ENHANCING ENROLLMENT THROUGH FIRST IMPRESSIONS